U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                   FORM 8-K


     Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934



                  Date of Report (Date of earliest event reported)
                          October 2, 2006 (September 27, 2006)



                           Commission File No. 0-32893
                           CAL-BAY INTERNATIONAL, INC.
        (Exact name of small business issuer as specified in its charter)

               NEVADA                                   26-0021800
    (State or other jurisdiction of          (IRS Employer Identification No.)
   incorporation  or  organization)


              2111 Palomar Airport Road, Suite 100, Carlsbad, CA 92011
                    (Address of principal executive offices)

                                 (760) 930-0100
                           (Issuer's telephone number)


    (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other events

On September 27, 2006, the Company issued a news release whereby
Cal-Bay's Board of Directors announced the company will commence the repurchase of the company's common shares from the open market effective immediately and retire the shares permanently. This program shall remain effective through October 31st, 2006, and will be reviewed by the Board of Directors after that date.

Cal-Bay CEO Roger Pawson commented the opinion of management is there is a significant short position in the common tradable shares which has caused a large downward pressure on the stock value. There has been no recent significant increase in the conversion of restricted to freely tradable shares available to the market which has further convinced Cal-Bay management of the obvious increase in the stock's short position.

The company will publish the results of the Buy-Back and total number of shares cancelled upon completion of the program.


A copy of the press release is attached as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

          (a) Financial Statements of Business Acquired

              Not Applicable

          (b) Pro Forma Financial Information

              Not Applicable

          (c) Exhibits.

              The following Exhibit is hereby filed as part of this Current Report on Form 8-K:

Exhibit           Description
-------           -----------
99.1              Press Release

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                              Cal Bay International, Inc.
                                               (Registrant)


Date:   October 2, 2006                         By: /s/ Roger E Pawson
                                                   -------------------------
                                                   Roger E Pawson,
                                                   Chief Executive Officer